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                                                                      Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Stockholders
E-Z Serve Corporation




     We consent to the incorporation by reference in the Registration Statements (No. 33-79410 on Form S-8 and No. 33-77772 on Form S-8) of our report dated March 27, 1997, relating to the consolidated balance sheets of E-Z Serve Corporation and subsidiaries as of December 29, 1996 and December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 29, 1996, which report appears in the December 29, 1996, annual report on Form 10-K of E-Z Serve Corporation. Our report refers to a change to the provisions of the Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of".





                                            KPMG Peat Marwick LLP




Houston, Texas
April 11, 1997